Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2014 with respect to the audited financial statements of Green Energy Management Services Holdings, Inc. for the years ended December 31, 2013 and 2012.

/s/ MaloneBailey, LLP

www.malonebailey.com Houston, Texas February 27, 2015